Exhibit 24.1

OPTEUM MORTGAGE ACCEPTANCE CORP.

POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENMTS, that each person whose signature appears below consitutes and appoints each of Robert E. Cauley and G. Hunter Haas IV as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Opteum Mortgage Acceptance Corp.), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of Opteum Mortgage Acceptance Corp. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Robert E. Cauley	Director, Chairman of the Board of Directors, Chief Executive Officer	April 21, 2009
Robert E. Cauley	(Principal Executive Officer) and President

/s/ G. Hunter Haas IV	Director, Vice President and Treasurer	April 21, 2009
G. Hunter Haas IV	(Principal Financial Officer and Principal Accounting Officer)